      As filed with the Securities and Exchange Commission on July 3, 2002

                           Registration No. 333-91592

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549
                                   -----------
                               AMENDMENT NO. 1 TO
                                   FORM S-8/A

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   -----------

                             SIMULATIONS PLUS, INC.
             (Exact name of registrant as specified in its charter)

          CALIFORNIA                                        95-4595609
        (State or other                                  (I.R.S. Employer
        jurisdiction of                                   Identification
       incorporation or                                       Number)
         organization)

                               1220 WEST AVENUE J
                        LANCASTER, CALIFORNIA 93534-2902
                                 (661) 723-7723
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             1996 STOCK OPTION PLAN
                             ----------------------
                              (Full title of plan)

                                WALTER S. WOLTOSZ
                             CHIEF EXECUTIVE OFFICER
                             SIMULATIONS PLUS, INC.
                               1220 WEST AVENUE J
                        LANCASTER, CALIFORNIA 93534-2902
                                 (661) 723-7723
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                                   -----------

                                   Copies to:
                      Luce, Forward, Hamilton & Scripps LLP
                           Attn: Jeffrey P. Berg, Esq.
                      11755 Wilshire Boulevard, Suite 1600
                       Los Angeles, California 90025-5244
                              Phone: (310) 481-5200
                                   ----------

         This Amendment No. 1 to the Registration Statement serves to file the Exhibits to the Registration Statement, set forth below, as replacements to the forms of such Exhibits previously filed with the Registration Statement:

         1.       EXHIBIT 5.1 - Opinion of Luce, Forward, Hamilton & Scripps LLP

         2. EXHIBIT 23.1 - Consent of Luce, Forward, Hamilton & Scripps LLP (included in Exhibit 5.1 hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, California on July 3, 2002.

                                       SIMULATIONS PLUS, INC.


                                       By:    /s/  Walter S. Woltosz
                                          --------------------------------------
                                              Walter S. Woltosz
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lancaster, California on the dates indicated.

                SIGNATURE                      CAPACITY IN WHICH SIGNED               DATE
                ---------                      ------------------------               ----
     /s/ Walter S. Woltosz            Chairman of the Board of Directors and      July 3, 2002
-----------------------------------   Chief Executive Officer (Principal
Walter S. Woltosz                     Executive Officer) *

     /s/ Virginia E. Woltosz#         Director*                                   July 3, 2002
-----------------------------------
Virginia E. Woltosz

     /s/ Dr. David Z. D'Argenio#      Director*                                   July 3, 2002
-----------------------------------
Dr. David Z. D'Argenio

     /s/ Dr. Richard Weiss#           Director*                                   July 3, 2002
-----------------------------------
Dr. Richard Weiss

     /s/ Momoko A. Beran#             Chief Financial Officer (Principal          July 3, 2002
-----------------------------------   Accounting Officer)
Momoko A. Beran

         * The directors of the Registrant are the administrators of the 1996 Stock Option Plan, as amended to date, and are signing this Registration Statement in such capacity.

         # Executed by Walter S. Woltosz as attorney-in-fact for each such person.

                                      II-3